UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

One Stop Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110
Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 745-9883

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 28, 2026, One Stop Systems, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Piper Sandler & Co. (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $50 million, through the Sales Agent, acting as sales agent (the “ATM Offering”). Sales of the Shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Stock Market LLC. Subject to the terms of the Distribution Agreement and the prior written consent of the Company, the Sales Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or by any other method permitted by law.

The Company is not obligated to sell any Shares under the Distribution Agreement. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell Shares from time to time based upon instructions from the Company, including any limitations on the number of Shares to be sold or minimum prices below which sales may not be made. The Company or the Sales Agent may suspend sales under the Distribution Agreement upon notice to the other party. The Company will pay the Sales Agent a commission equal to 3.0% of the gross sales price of any Shares sold pursuant to the Distribution Agreement. The Company has also agreed to reimburse the Sales Agent for certain expenses, including reasonable fees and disbursements of its counsel, subject to the limitations set forth in the Distribution Agreement.

The Distribution Agreement contains customary representations, warranties, covenants and indemnification provisions. The Distribution Agreement may be terminated by either the Company or the Sales Agent at any time upon notice, subject to the terms thereof.

The Shares will be offered and sold pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-298543), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2026, a base prospectus, dated September 2, 2026, included as part of the Registration Statement, and a prospectus supplement dated October 28, 2026, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A legal opinion of Procopio, Cory, Hargreaves & Savitch LLP relating to the validity of the Shares to be issued and sold pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 28, 2026, by and between One Stop Systems, Inc. and Piper Sandler & Co.
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Date:	October 28, 2026	By:	/s/ Daniel Gabel
Name: Daniel Gabel
Title: Chief Financial Officer